UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported)
October 22, 2004   (October 19, 2004)
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                         WELLSFORD REAL PROPERTIES, INC.
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               (Exact Name of Registrant as Specified in Charter)

                                    Maryland
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                 (State or Other Jurisdiction of Incorporation)

       1-12917                                           13-3926898
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(Commission File Number)                      (IRS Employer Identification No.)


535 Madison Avenue, New York, New York                     10022
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(Address of Principal Executive Offices)                (Zip Code)

                                 (212) 838-3400
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

     On October 19, 2004, Wellsford Real Properties, Inc. entered into a Third Amended and Restated Employment Agreement (the "Agreement"), with David M. Strong, the Company's Vice President of Development since May 1997. The Agreement provides for Mr. Strong to be promoted to Senior Vice President of Development and has an initial term ending on December 31, 2006, with automatic one year extensions, subject to mutual rights not to extend.

     In accordance with the Agreement, Mr. Strong will receive an annual base salary of $199,465 for the period ending December 31, 2004. For each one year term thereafter, the base salary shall be increased by three percent. The Agreement further provides that Mr. Strong will receive an annual cash bonus each calendar year based upon his and the Company's performance during such calendar year, as may be determined by the Company's Compensation Committee but such bonus shall not be less than 75% of his base salary. In addition, Mr. Strong shall be entitled to receive a one-time Palomino Project Special Bonus (as defined in the Agreement) of up to $1,000,000 upon any disposition by the Company of at least 90% of its interest in the Company's residential development located in Highlands Ranch, Colorado, known as Palomino Park, and the attainment of certain internal rates of return of 10% to 30% per annum on the Company's investment in Palomino Park. Lastly, Mr. Strong shall be entitled to receive a Gold Peak Bonus (as defined in the Agreement) equal to $1,000 for each condominium unit sold in the Gold Peak phase of Palomino Park and an amount equal to 5% of Profit (as defined in the Agreement) with respect to the Gold Peak phase of Palomino Park in excess of $8,259,000 of Profit.

     The Agreement further provides that in the event the Company or Mr. Strong terminates his employment after a Change in Control (as such term is defined in the Agreement), Mr. Strong shall be entitled to an amount equal to the greater of (i) an amount equal to his full base salary through the then expiration date of the term of the Agreement, compensation for accrued vacation as well as a bonus equal to the product of (a) the aggregate base salary payable to Mr. Strong from January 1 of the year in which the Change in Control occurs through the then expiration date of the Agreement and (b) the greater of (A) 1/2 or (B) the percentage of Mr. Strong's base salary for the immediately preceding fiscal year that was paid to Mr. Strong or into the Company's Deferred Compensation Plan as a bonus on his behalf for the immediately preceding fiscal year, expressed as a fraction or (ii) an amount equal to two times the average of Mr. Strong's annual compensation during the three calendar year period preceding the calendar year in which the date of termination occurs.

     A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

   (c)     Exhibits

          10.1 Third Amended and Restated Employment Agreement, dated October 19, 2004, between Wellsford Real Properties, Inc. and David M. Strong.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              WELLSFORD REAL PROPERTIES, INC


Date:  October 22, 2004                       By:/s/ James J. Burns
                                                 ----------------------------
                                                 Name: James J. Burns
                                                 Title: Chief Financial Officer